                                                                    EXHIBIT 10.6

                          NNL FOREIGN PLEDGE AGREEMENT

                                   dated as of


                                  April 4, 2002


                                      among

                            NORTEL NETWORKS LIMITED,

                    the SUBSIDIARY GUARANTORS party hereto,

                                      and

                              JPMORGAN CHASE BANK,
                              as Collateral Agent

                                 TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----
SECTION 1. Definitions ....................................................  2
SECTION 2. Guarantees ..................................................... 14
SECTION 3. Pledge of Equity Interest ...................................... 18
SECTION 4. General Representations, Warranties and Covenants .............. 19
SECTION 5. Additional Covenants............................................ 22
SECTION 6. Equity Interests ............................................... 22
SECTION 7. Cash Collateral Accounts ....................................... 24
SECTION 8. Operation of Cash Collateral Accounts .......................... 24
SECTION 9. Transfer of Record Ownership ................................... 25
SECTION 10. Right to Vote Securities ...................................... 25
SECTION 11. Certain Cash Distributions .................................... 26
SECTION 12. Remedies Upon Event of Default or Specified Event of
      Default ............................................................. 26
SECTION 13. Application of Proceeds........................................ 28
SECTION 14. Fees and Expenses ............................................. 31
SECTION 15. Authority to Administer Collateral ............................ 31
SECTION 16. Limitation on Duty in Respect of Collateral ................... 32
SECTION 17. General Provisions Concerning the Collateral Agent ............ 33
SECTION 18. Termination of Pledges; Release of Collateral ................. 35
SECTION 19. Additional Lien Grantors ...................................... 37
SECTION 20. Additional Secured Obligations ................................ 37
SECTION 21. Notices ....................................................... 38
SECTION 22. No Implied Waivers; Remedies Not Exclusive .................... 39
SECTION 23. Successors and Assigns ........................................ 39
SECTION 24. Amendments and Waivers ........................................ 39
SECTION 25. Choice of Law ................................................. 39
SECTION 26. Judgement Currency ............................................ 40
SECTION 27. Interest Act .................................................. 40
SECTION 28. WAIVER OF JURY DUTY............................................ 40
SECTION 29. Severability .................................................. 41

SCHEDULES:

         SCHEDULE 1 Equity Interests in Material Subsidiaries Owned by Lien
                    Grantors

EXHIBITS:

         EXHIBIT A  Pledge Agreement Supplement

                      NNL FOREIGN PLEDGE AGREEMENT

         AGREEMENT dated as of April 4, 2002 among NORTEL NETWORKS LIMITED (with its successors, "NNL") the SUBSIDIARY GUARANTORS party hereto and JPMORGAN CHASE BANK, as Collateral Agent (with its successors, the "COLLATERAL AGENT").

         WHEREAS, NNL, as borrower, certain financial institutions and J.P. Morgan Bank Canada, formerly known as The Chase Manhattan Bank successor by merger to the Morgan Guaranty Trust Company of New York, Toronto Branch, as Administrative Agent, are parties to a 364-Day Credit Agreement dated as of April 12, 2000 (as amended from time to time, the "2000 NNL 364-DAY AGREEMENT"); and

         WHEREAS, NNL, as borrower, certain financial institutions, Credit Suisse First Boston ("CSFB"), as Syndication Agent, and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank successor by merger to the Morgan Guaranty Trust Company of New York, Toronto Branch, as Administrative Agent are parties to a 5-Year Credit Agreement dated as of April 12, 2000 (as amended from time to time, the "2000 NNL 5-YEAR AGREEMENT"); and

         WHEREAS, NNI, as borrower, NNL, as guarantor, certain financial institutions, and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank successor by merger to the Morgan Guaranty Trust Company of New York, as Administrative Agent, are parties to a 364-Day Credit Agreement dated as of April 12, 2000 (as amended from time to time, the "2000 NNI 364-DAY AGREEMENT"); and

         WHEREAS, NNI, as borrower, NNL, as guarantor, certain financial institutions and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank successor by merger to the Morgan Guaranty Trust Company of New York, as Administrative Agent, are parties to a 5-Year Credit Agreement dated as of April 12, 2000 (as amended from time to time, the "2000 NNI 5-YEAR AGREEMENT"); and

         WHEREAS, NNL, as borrower, certain financial institutions, CSFB, as Syndication Agent, and JPMorgan Chase Bank formerly known as The Chase Manhattan Bank, Toronto Branch, as Administrative Agent, are parties to a 364-Day Credit Agreement dated as of June 14, 2001 (as amended from time to time, the "2001 NNL 364-DAY Agreement"); and

         WHEREAS, NNI, as borrower, NNL, as guarantor, certain financial institutions, CSFB, as Syndication Agent, and JPMorgan Chase Bank formerly known as The Chase Manhattan Bank, as Administrative Agent, are parties to a 364-Day Credit Agreement dated as of June 14, 2001 (as amended from time to time, the "2001 NNI 364-DAY AGREEMENT"); and

         WHEREAS, the parties hereto have agreed that this Agreement shall be in effect only during any Collateral Period (as defined below); and

         WHEREAS, pursuant to the 2001 NNL 364-Day Agreement and the 2001 NNI 364-Day Agreement (together, the "2001 364-DAY AGREEMENTS"), on the first day of any Collateral Period NNL and any Canadian Subsidiary of NNL (as defined below) are required to enter into a Foreign Pledge Agreement in the form hereof;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1.  Definitions.

          (a) Terms Defined in the PPSA. Terms defined in the PPSA and used herein shall, unless otherwise defined herein, have the same meaning as ascribed to such term in the PPSA, including "Security", "financing statement" and "financing change statement". However, the term "Goods" when used herein shall not include "consumer goods" as that term is defined in the PPSA.

          (b) Additional Definitions. The following additional terms, as used herein, have the following meanings:

         "1988 INDENTURE" means the Indenture dated as of November 30, 1988 among NTL, and its successors, the subsidiary guarantors party thereto and The Toronto-Dominion Bank Trust Company as trustee, as amended from time to time.

         "1996 INDENTURE" means the Indenture dated as of February 15, 1996 among NTL, and its successors, the subsidiary guarantors party thereto and The Bank of New York as trustee, as amended from time to time.

         "2000 INDENTURE" means the Indenture dated as of December 15, 2000 among NNL, Nortel Networks Capital Corporation and Citibank N.A. as trustee, as amended from time to time.

         "2001 INDENTURE" means the Indenture dated as of August 15, 2001 among NNC, NNL, as guarantor, and The Bankers Trust Company, as trustee, as amended from time to time.

         "2002 NOTES" means the 6 7/8% Notes due 2002 issued by NTL pursuant to the 1988 Indenture.

         "2003 NOTES" means the 6% Notes due 2003 issued by NTL pursuant to the 1988 Indenture.

         "2006 NOTES" means the 6.125% Notes due 2006 issued by NNL pursuant to the 2000 Indenture.

         "2006 NNCC NOTES" means the 7.40% Notes due 2006 issued by NTL pursuant to the 1996 Indenture.

         "2008 NOTES" means the 4.25% Convertible Senior Notes due 2008 issued by NNC and guaranteed by NNL pursuant to the 2001 Indenture.

         "2023 NOTES" means the 6 7/8% Notes due 2023 issued by NTL pursuant to the 1988 Indenture.

         "2026 NOTES" means the 7.875% Notes due 2026 issued by Northern Telecom Capital Corporation and guaranteed by NTL pursuant to the 1996 Indenture.

         "ADDITIONAL COLLATERAL DATE" means the first date on which the failure to satisfy the Additional Collateral Requirement with respect to any Additional Subsidiary would constitute an Event of Default under any Credit Agreement.

         "ADDITIONAL COLLATERAL REQUIREMENT" means, with respect to any Additional Subsidiary, the requirement set forth in any Credit Agreement that either (x) any Equity Interest in such Additional Subsidiary owned by NNL or any Canadian Subsidiary of NNL be added to the collateral subject to a pledge agreement in form and substance reasonably satisfactory to the Collateral Agent or (y) such Additional Subsidiary deliver a Foreign Subsidiary Guarantee.

         "ADDITIONAL SUBSIDIARY" means any Subsidiary formed or acquired on or after February 28, 2002 (1) which is a Material Subsidiary, (2) which is a Subsidiary of NNL, (3) which is not a Subsidiary of NNI, (4) which is not a U.S. Subsidiary and (5) with respect to which the Additional Collateral Requirement is required to be satisfied; provided that on and after the Refinancing Effective Date with respect to any Credit Agreement, "Additional Subsidiary" for the purpose of this Agreement will also include any Subsidiary formed or acquired on or after the Refinancing Effective Date with respect to which the Additional Collateral Requirement is required to be satisfied (for the avoidance of doubt, if with respect to any Subsidiary, the Additional Collateral Requirement shall have been met pursuant to any Security Document other than the Pledge Documents, then such Subsidiary shall not be an Additional Subsidiary for the purpose hereof.)

         "ASSET SALE" means any "Asset Sale" referred to in Section 5.13(g) of the 2001 364-Day Agreements; provided that, on and after the Refinancing Effective Date with respect to any Credit Agreement, "Asset Sale" for purposes of this Agreement will also include any "asset sale" (or similar term) as defined in any Replacement Agreement with respect to such Credit Agreement which is stated to constitute an Asset Sale for the purpose of this Agreement.

         "BANK TERMINATION DATE" means the first date on which all of the following conditions are satisfied: (i) all commitments to extend credit under any Credit Agreement shall have expired or been terminated, (ii) all Non-Contingent Secured Obligations arising under any of the Credit Agreements shall have been paid in full, and (iii) no Contingent Secured Obligation shall remain outstanding under any of the Credit Agreements, other than any indemnity claims that have not been asserted on or prior to such date.

         "BANKS" means the "Banks" under each of the Credit Agreements.

         "BONDS" means, collectively, the 2002 Notes, the 2003 Notes, the 2006 Notes, the 2006 NNCC Notes, the 2008 Notes, the 2023 Notes and the 2026 Notes.

         "BUSINESS DAY" means a day on which chartered banks are open for over-the-counter business in the jurisdiction of incorporation or principal place of business of the applicable Lien Grantor and excludes Saturdays, Sundays and statutory holidays therein; provided that for the purpose of Section 4(f), "Business Day" shall mean a day on which chartered banks are open for over-the-counter business in New York, Ontario and the principal place of business of the applicable Lien Grantor and the applicable issuer of the Equity Interest being Pledged and excludes Saturdays, Sundays and statutory holidays therein.

         "CANADIAN SECURITY AGREEMENT" means the Canadian guarantee and security agreement dated the date hereof among NNL, NNI, the Subsidiaries party thereto and JPMorgan Chase Bank, as Collateral Agent.

         "CANADIAN SUBSIDIARY" means, with respect to any Person, any Subsidiary (which may be a corporation, limited liability company, partnership or other legal entity) organized under the laws of Canada or one of the Provinces or Territories of Canada.

         "CAPITAL MARKETS EVENT" has the meaning set forth in any Credit Agreement.

         "CASH COLLATERAL ACCOUNT" has the meaning given to it in Section 7.

         "CASH DISTRIBUTIONS" means dividends, interest and other distributions and payments (including proceeds of liquidation, sale or other disposition) made or received in cash upon or with respect to any Collateral.

         "COLLATERAL" means all property, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Collateral Agent pursuant to the Pledge Documents. When used with respect to a specific Lien Grantor, the term "Collateral" means any of the foregoing Collateral in which such Lien is granted or is purported to be granted by such Lien Grantor.

         "COLLATERAL PERIOD" means any period from and including the first day when the Debt Rating is lower than BBB- by S&P or Baa3 by Moody's to but excluding the first day when the Debt Rating is BBB (stable outlook) or higher by S&P and Baa2 (stable outlook) or higher by Moody's.

         "CONTINGENT SECURED OBLIGATION" means, at any time, any Secured Obligation (or portion thereof) that is contingent in nature at such time, including any Secured Obligation that is: (i) an obligation under a Designated Hedging Agreement to make payments that cannot be quantified at such time, (ii) any other obligation (including any guarantee) that is contingent in nature at such time or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

         "CREDIT AGREEMENTS" means the NNI Credit Agreements and the NNL Credit Agreements.

         "DEBT RATING" means any rating by Moody's or S&P with respect to the senior unsecured non-credit enhanced long-term debt of NNL.

          "DESIGNATED BANK DEBT" means any indebtedness for borrowed money designated pursuant to (and in accordance with the terms of) (i) Section 20(b),
(ii) Section 22(c) of the U.S. Security Agreement or (iii) Section 21(c) of the Canadian Security Agreement.

         "DESIGNATED CAPITAL MARKETS DEBT" means indebtedness constituting a Capital Markets Event designated pursuant to (and in accordance with the terms of) (i) Section 20(a), (ii) Section 22(b) of the U.S. Security Agreement or
(iii) Section 21(b) of the Canadian Security Agreement.

         "DESIGNATED HEDGING AGREEMENT" means any Hedging Agreement designated pursuant to (and in accordance with the terms of) (i) Section 22(a) of the U.S. Security Agreement or(ii) Sections 21(a) of the Canadian Security Agreement.

         "DRAWDOWN DATE" means any date during any Collateral Period on which an extension of credit is made under either 2001 364-Day Agreement; provided that, on and after the Refinancing Effective Date with respect to any Credit Agreement, "Drawdown Date" for purposes of this Agreement will also include any date during any Collateral Period on which an extension of credit is made under the Replacement Agreement with respect to such Credit Agreement.

         "EQUITY INTEREST" means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity or profits thereof or (v) any warrant, option, interest or other right to acquire, in any form whatsoever, any Equity Interest described in this definition.

         "EVENT OF DEFAULT" means an "Event of Default" under any Credit Agreement.

         "FOREIGN SUBSIDIARY GUARANTEE" means a guarantee in form and substance reasonably satisfactory to the Collateral Agent pursuant to which a Material Subsidiary of NNI or NNL (which is not a Canadian Subsidiary) guarantees, among other things, the obligations of NNL under the Loan Documents.

         "GUARANTEE" means the Guarantee under Section 2 hereof.

         "GUARANTEED OBLIGATIONS" means (i) with respect to NNL, the NNL Guaranteed Obligations and (ii) with respect to any Subsidiary Guarantor, (1) the NNL Bank Obligations, (2) the NNL Hedging Obligations, (3) the NNL Bond Obligations, (4) NNL's obligations in respect of any of the NNL Guaranteed Obligations, (5) any Designated Capital Markets Debt (other than Designated Capital Markets Debt of such Subsidiary Guarantor) and (6) any Designated Bank Debt (other than Designated Bank Debt of such Subsidiary Guarantor) .

         "GUARANTORS" means NNL and the Subsidiary Guarantors.

         "HEDGING AGREEMENT" means (i) any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest rate, currency exchange rate or commodity price hedging arrangement and (ii) any hedging agreement in respect of common stock entered into in order to hedge exposure under stock option plans or other benefit plans for employees, directors or consultants of NNL and its Subsidiaries, but in each case only if such agreement or arrangement is entered into with a Bank or an affiliate thereof.

         "ILLIQUID COLLATERAL" means all Collateral other than the Liquid Collateral.

         "INDENTURE TRUSTEES" means (i) The Toronto-Dominion Bank Trust Company, as trustee under the 1988 Indenture, (ii) The Bank of New York, as trustee under the 1996 Indenture, (iii) Citibank, N.A., as trustee under the 2000 Indenture and (iv) Bankers Trust Company, as trustee under the 2001 Indenture and their respective successors in such capacity.

         "INDENTURES" means, collectively, the 1988 Indenture, the 1996 Indenture, the 2000 Indenture and the 2001 Indenture.

          "INVESTMENT GRADE DATE" means the first day when the Debt Rating is BBB (stable outlook) or higher by S&P and Baa2 (stable outlook) or higher by Moody's.

         "LIEN" means, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "LIEN GRANTORS" means NNL and the Subsidiary Guarantors.

         "LIQUID COLLATERAL" means the (i) Cash Collateral Accounts and (ii) all Cash Distributions on the Pledged Equity Interests.

         "LIQUID INVESTMENT" means a Permitted Investment (other than commercial paper) that matures within 30 days after it is first included in the Collateral.

         "LOAN DOCUMENTS" means the Credit Agreements (including the notes thereunder) and the Security Documents.

         "LLC INTEREST" means a membership interest or similar interest in a limited liability company.

          "MATERIAL SUBSIDIARY" has the meaning set forth in the 2001 NNL 364-Day Agreement.

         "MOODY'S" means Moody's Investors Service, Inc.

         "NNC" means Nortel Networks Corporation, a Canadian corporation, and its successors.

         "NNFI" means Nortel Networks U.S. Finance Inc.

         "NNFI HEDGING OBLIGATIONS" means (i) all obligations of NNFI under any Designated Hedging Agreement and (ii) any renewals or extensions thereof.

         "NNI BANK OBLIGATIONS" means (i) all principal of and interest (including, without limitation, any Post-Petition Interest) on any loan under, or any note issued pursuant to, any NNI Credit Agreement, (ii) all other amounts payable by NNI under any NNI Credit Agreement, (iii) all obligations of NNI under Section 2 of the U.S. Security Agreement and (iv) any renewals or extensions of any of the foregoing.

         "NNI CREDIT AGREEMENTS" means the 2000 NNI 364-Day Agreement, the 2000 NNI 5-Year Agreement and the 2001 NNI 364-Day Agreement.

         "NNI HEDGING OBLIGATIONS" means (i) all obligations of NNI under any Designated Hedging Agreement and (ii) any renewals or extensions thereof.

         "NNL BANK OBLIGATIONS" means (i) all principal of and interest (including, without limitation, any Post-Petition Interest) on any loan under, or any note issued pursuant to, any NNL Credit Agreement, (ii) all other amounts payable by NNL under any NNL Credit Agreement, (iii) all obligations of NNL under Article 9 of each NNI Credit Agreement and (iv) any renewals or extensions of any of the foregoing.

         "NNL BOND OBLIGATIONS" means all principal of and interest (including, without limitation, any Post-Petition Interest) on and other amounts payable under the 2002 Notes, the 2003 Notes, the 2006 Notes, the 2006 NNCC Notes, the 2008 Notes, the 2023 Notes and the 2026 Notes.

         "NNL COMPANIES" means, collectively, NNL, any of its Subsidiaries (including without limitation NNI and any NNI Subsidiaries) and their respective affiliates.

         "NNL CREDIT AGREEMENTS" means the 2000 NNL 364-Day Agreement, the 2000 NNL 5-Year Agreement and the 2001 NNL 364-Day Agreement.

         "NNL GUARANTEED OBLIGATIONS" means (i) the NNI Hedging Obligations,
(ii) the NNFI Hedging Obligations, (iii) the NNI Bank Obligations, (iv) any Designated Bank Debt and (v) any Designated Capital Markets Debt (other than Designated Capital Markets Debt of NNL).

         "NNL HEDGING OBLIGATIONS" means (i) all obligations of NNL under any Designated Hedging Agreement and (ii) any renewals or extensions thereof.

         "NNL SECURED OBLIGATIONS" means (i) the NNL Bank Obligations, (ii) the NNL Bond Obligations, (iii) the NNL Hedging Obligations, (iv) the NNL Guaranteed Obligations and (v) any Designated Capital Markets Debt of NNL.

         "NNL SUBSIDIARY" means any Subsidiary of NNL other than NNI or any Subsidiary of NNI.

          "NON-CONTINGENT SECURED OBLIGATION" means at any time any Secured Obligation (or portion thereof) that is not a Contingent Secured Obligation at such time.

         "NTL" means Northern Telecom Limited, a Canadian corporation, and its successors.

         "PARTNERSHIP INTEREST" means a partnership interest, whether general or limited.

         "PERMITTED INVESTMENTS" means investments in:

         (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States or Canada (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States or Canada, as the case may be), in each case maturing within one year from the date of acquisition thereof;

         (ii) commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P, Moody's or Dominion Bond Rating Services Limited;

         (iii) certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof or Canada which has a combined capital and surplus and undivided profits of at least $500,000,000;

         (iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and

         (v) any other investments made in compliance with Corporate Procedure No. 303.30 of NNC with respect to cash investments and safe custody arrangements, substantially as in effect on the Amendment No. 2 Effective Date (as defined in the 2001 NNL 364-Day Agreement).

         "PERMITTED LIENS" means (i) the Transaction Liens and (ii) any other Liens on the Collateral permitted to be created or assumed or to exist pursuant to each Credit Agreement.

         "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PLEDGE" means the Liens granted by the Lien Grantors under the Pledge Documents.

         "PLEDGE AGREEMENT SUPPLEMENT" means a Pledge Agreement
Supplement, substantially in the form of Exhibit A, signed and delivered to the Collateral Agent for the purpose of adding a Subsidiary as a party hereto pursuant to Section 19 and/or adding additional property to the Collateral.

         "PLEDGE DOCUMENTS" means this Agreement, the Pledge Agreement Supplement, and all other supplemental or additional security agreements, control agreements or similar instruments required to be delivered hereunder.

         "PLEDGED", when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time pursuant to the terms of this Agreement. For example, "Pledged Equity Interest" means an Equity Interest that is included in the Collateral at such time.

         "POST-PETITION INTEREST" means, with respect to any obligation of any Person, any interest that accrues after the commencement of any case, proceeding, petition, filing, assignment or other action relating to the bankruptcy, insolvency or reorganization of such Person (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

         "PPSA" means the Personal Property Security Act as in effect from time to time in the Province of Ontario; provided that, if validity, perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral and the rights and remedies of secured parties are governed by the PPSA or other similar legislation as in effect in a jurisdiction other than Ontario, "PPSA" means the Personal Property Security Act or other similar legislation as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such validity, perfection, effect of perfection or non-perfection or priority and to such rights and remedies.

         "PROCEEDS" means all "proceeds" as such term is defined in the PPSA and, in any event, shall include all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, exchange, assignment, or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Lien Grantor against third parties for loss of, damage to, or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral and any condemnation or requisition payments.

         "RATIO" means, with respect to any Secured Bond Obligation, at any time, the ratio of (i) the principal amount of such Secured Bond Obligation to
(ii) the principal amount outstanding under the Credit Agreements at such time.

         "REFINANCING" means, with respect to any Credit Agreement, any renewal or extension thereof (including pursuant to an amendment and restatement or a replacement thereof).

         "REFINANCING EFFECTIVE DATE" means, with respect to any Credit Agreement, the first date on which a Refinancing thereof becomes effective.

         "REPLACEMENT AGREEMENT" means, with respect to any Credit Agreement, one or more credit agreements evidencing the Refinancing of such Credit Agreement, but only if each such credit agreement is designated as a "Replacement Agreement" for purposes of this Agreement by NNI or NNL, as the case may be.

         "REQUIRED SECURED BANKS" means, at any date, Included Banks at such date having at least 51% of the aggregate amount, without duplication, of (i) the "Commitments" under the applicable Credit Agreements and (ii) the aggregate unpaid principal amount of the "Loans" under the applicable Credit Agreements. "INCLUDED BANKS" means, at any date, the Banks party to either of the 2001 364-Day Agreements and, solely if such date occurs on or after the Refinancing Effective Date with respect to any Credit Agreement, the Banks party to the Replacement Agreement with respect to any Credit Agreement (subject to any exclusion set forth in such Credit Agreement or Replacement Agreement). Prior to the first Refinancing Effective Date, the Included Banks will be the Banks party to either 2001 364-Day Credit Agreement and the "applicable Credit Agreements" for the purpose of clauses (i) and (ii) will be each of the 2001 364-Day Agreements.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "SECURED AGREEMENT", when used with respect to any Secured Obligation of any Lien Grantor, refers collectively to each instrument, agreement or other document that sets forth obligations of such Lien Grantor and/or rights of the holder with respect to such Secured Obligation.

         "SECURED BOND OBLIGATIONS" means, at any date, the NNL Bond Obligations and any Designated Capital Markets Debt containing provisions requiring that such Designated Capital Markets Debt be equally and ratably secured at such date with the debt under the Credit Agreements.

         "SECURED OBLIGATIONS" means, (i) with respect to NNL, the NNL Secured Obligations and (ii) with respect to each Subsidiary Guarantor, (1) the Guaranteed Obligations guaranteed by it under Section 2 (2) any Designated Capital Markets Debt of such Lien Grantor and (3) any Designated Bank Debt of such Lien Grantor.

         "SECURED PARTIES" means the holders from time to time of the Secured Obligations.

         "SECURITY DOCUMENTS" means this Agreement, the Canadian Security Agreement, the U.S. Security Agreement and all supplemental or additional security agreements or similar instruments delivered pursuant thereto or pursuant to any NNL Credit Agreement or NNI Credit Agreement (other than any such agreement or instrument with respect to real property).

         "SPECIFIED EVENT OF DEFAULT" means an event described in Section 6.01(a), (f) or (g) of the Credit Agreements (or any corresponding provision of any Replacement Agreement), or any Event of Default caused by a breach of any financial or debt covenant contained in either 2001 364-Day Agreement; provided that, on and after the Refinancing Effective Date with respect to any Credit Agreement, "Specified Event of Default" for purposes of this Agreement will also include any event of default caused by a breach of any financial or debt covenant contained in any Replacement Agreement with respect to such Credit Agreement or any other event of default that is designated in such Replacement Agreement as a "Specified Event if Default" for purposes of this Agreement.

         "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of NNL.

         "SUBSIDIARY GUARANTOR" means each Subsidiary of NNL listed on the signature pages hereof under the caption "Subsidiary Guarantor" and each Subsidiary of NNL that shall, at any time after the date hereof, become a "Subsidiary Guarantor" pursuant to Section 19.

          "TOTAL COLLATERAL" means the "Collateral" as defined in any Credit Agreement (assuming, for this purpose, that Collateral includes "Foreign Subsidiary Guarantees" as defined in any Credit Agreement in effect at the time of determination).

          "TRANSACTION LIENS" means the Liens granted by the "Lien Grantors" under, and as defined in, any of the Security Documents.

          "U.S. SECURITY AGREEMENT" means the U.S. Guarantee and Security Agreement dated as of the date hereof among NNL, NNI, JPMorgan Chase Bank and the Subsidiaries party thereto.

         "U.S. SUBSIDIARY" means, with respect to any Person, any Subsidiary (which may be a corporation, limited liability company, partnership or other legal entity) organized under the laws of the United States or any State thereof.

         (c) Special provision with respect to Refinancings. On and after the Refinancing Effective Date with respect to any Credit Agreement, any reference herein to such Credit Agreement (including for the avoidance of doubt any reference to "2000 NNI 364-Day Agreement", "2000 NNI 5-Year Agreement", "2001 NNI 364-Day Agreement", "2000 NNL 364-Day Agreement", "2000 NNL 5-Year Agreement" or the "2001 NNL 364-Day Agreement") shall be deemed to be a reference to the Replacement Agreement with respect thereto.

         (d) Terms Generally. The definitions of terms herein apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words "INCLUDE", "INCLUDES" and "INCLUDING" shall be deemed to be followed by the phrase "WITHOUT LIMITATION". The word "WILL" shall be construed to have the same meaning and effect as the word "SHALL". Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "HEREIN", "HEREOF" and "HEREUNDER", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement and (v) the word "PROPERTY" shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 2.  Guarantees.

          (a) Guarantee. Each Guarantor unconditionally guarantees (severally and not jointly and not jointly and severally) the full and punctual payment and performance of each of its Guaranteed Obligations when due (whether at stated maturity, upon acceleration or otherwise). If any Guaranteed Obligation of a Guarantor is not paid punctually when due, such Guarantor agrees that it will forthwith on demand pay the amount not so paid at the place and in the manner specified in the relevant Secured Agreement. This Guarantee shall be effective as of the first day of any Collateral Period, and shall be released in accordance with Section 2(c) below.

          (b) Guarantee Unconditional. The obligations of each Guarantor under its Guarantee shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

              (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of NNL, any other Lien Grantor or any other Person under any Secured Agreement, by operation of law or otherwise;

              (ii) any modification or amendment of or supplement to any Secured Agreement;

              (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of NNL, any other Lien Grantor or any other Person under any Secured Agreement;

              (iv) any change in the corporate existence, structure or ownership of NNL, any other Lien Grantor or any other Person or any of their respective subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Lien Grantor or any other Person or any of their assets or any resulting release or discharge of any obligation of any Lien Grantor or any other Person under any Secured Agreement;

              (v) the existence of any claim, set-off or other right that such Guarantor may have at any time against NNL, any other Lien Grantor, any Secured Party or any other Person, whether in connection with the Secured Agreements or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

              (vi) any invalidity or unenforceability relating to or against NNL, any other Lien Grantor or any other Person for any reason of any Secured Agreement, or any provision of applicable law or regulation purporting to prohibit the payment of any Secured Obligation by any other Lien Grantor or any other Person; or

              (vii) any other act or omission to act or delay of any kind by NNL, any other Lien Grantor, any other party to any Secured Agreement, any Secured Party or any other Person, or any other circumstance whatsoever that might, but for the provisions of this Section 2(b)(vii), constitute a legal or equitable discharge of or defense to any obligation of such Guarantor hereunder but excluding payment in full of the relevant Guaranteed Obligations.

          (c) Release of Guarantee. The Guarantee of each Guarantor will be released on the earlier of (i) any Investment Grade Date, and (ii) the Bank Termination Date. If at any time any payment of a Guaranteed Obligation by a Guarantor is rescinded or must be otherwise restored or returned upon the insolvency or receivership of such Guarantor or otherwise, such Guarantee shall be reinstated with respect thereto as though such payment had been due but not made at such time. The Collateral Agent may release any Guarantor from its Guarantee in accordance with Section 24.

          (d) Waiver by Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand (except for the demand requirement with respect to such Guarantor under Sections 2(a) and 2(g)), protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against or any other Person.

          (e) Subrogation. If any Guarantor makes a payment with respect to a Guaranteed Obligation hereunder, such Guarantor, shall be subrogated to the rights of the payee against the relevant obligor (other than such Guarantor) (each for the purposes of this Section 2, a "RELEVANT OBLIGOR") with respect to such payment; provided that no Guarantor shall enforce any payment by way of subrogation against a Relevant Obligor or by reason of contribution against any other guarantor of such Guaranteed Obligation, until the Bank Termination Date.

          (f) Obligation Reinstatement. The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the Guaranteed Obligations (whether such payment shall have been by or on behalf of such Guarantor) is rescinded or reclaimed from the Collateral Agent or any Secured Party upon the insolvency, bankruptcy, liquidation or reorganization of a Guarantor or otherwise, all as though such payment had not been made.

          (g) Stay of Acceleration. If acceleration of the time for payment of any Guaranteed Obligation by a Relevant Obligor is stayed by reason of the insolvency or receivership of such Relevant Obligor or otherwise, all other Guaranteed Obligations otherwise subject to acceleration in accordance with their terms shall nonetheless be payable by each Guarantor hereunder forthwith on demand by the Collateral Agent.

          (h) Right of Set-Off. If a Specified Event of Default has occurred and is continuing and any Guaranteed Obligation is not paid promptly when due after a demand has been made, each of the relevant Secured Parties and their respective affiliates is authorized, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Secured Party or affiliate to or for the credit or the account of any Guarantor against the obligations of such Guarantor under its Guarantee, irrespective of whether or not such Secured Party shall have made any demand to effect the set-off thereunder and although such obligations may be unmatured. The rights of each Secured Party under this Section 2(h) are in addition to all other rights and remedies (including other rights of set-off) that such Secured Party may have.

          (i) Payments. Each payment to be made by any Guarantor in respect of any of the Guaranteed Obligations shall be payable in the currency or currencies in which such Guaranteed Obligations are denominated at the office of the Collateral Agent and to the extent permitted by law, shall be made free and clear of and without deduction or withholding for or on account of any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority excluding net income taxes or branch profit taxes or franchise taxes imposed in lieu of net income taxes imposed on the Collateral Agent or any of the Secured Parties as a result of a present or former connection between the Collateral Agent or any of the Secured Parties and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any connection arising solely from the Collateral Agent or such Secured Party having executed, delivered or performed its obligations or received a payment under, or enforced, as provided herein).

          (j) Taxes. Without limiting the generality of the foregoing, if any taxes or amounts in respect thereof must be deducted or withheld from any amounts payable or paid by any Guarantor, then such Guarantor shall pay such additional amounts as may be necessary to ensure that the Collateral Agent receives a net amount equal to the full amount which it would have received had such payment not been made subject to such taxes. Within thirty (30) days of each payment by a Guarantor of taxes or in respect of taxes, such Guarantor shall deliver to the Collateral Agent satisfactory evidence (including originals, or certified copies, of all relevant receipts) that such taxes have been duly remitted to the appropriate authority or authorities.

          (k) Indemnification for Taxes. Each Guarantor agrees to indemnify the Collateral Agent for the full amount of taxes paid by the Collateral Agent in respect of Section 2(j) and any liabilities (including penalties, interest and expenses arising from the failure of any Guarantor to pay such taxes when due) arising therefrom or therewith, in each case upon such Guarantor receiving reasonable evidence concerning the amount of such tax and liability owing. This indemnification shall be paid within 15 days after the Collateral Agent has made the demand therefor.

          (l) Continuing Guarantee. The Guarantee is a continuing guarantee, shall be binding on each Guarantor and its successors and assigns, and shall be enforceable by the Collateral Agent or the Secured Parties. If all or part of any Secured Party's interest in any Guaranteed Obligation is assigned or otherwise transferred, the transferor's rights under the Guarantee, to the extent applicable to the obligation so transferred, shall automatically be transferred with such obligation.

         (m) Limitation on Obligations of Guarantor. The obligations of each Guarantor under the Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render such Guarantee invalid or unenforceable under any laws applicable to such Guarantor.

         SECTION 3. Pledge of Equity Interest. (a) Each Lien Grantor, in order to secure its Secured Obligations, grants to the Collateral Agent for the equal and ratable benefit of the Secured Parties, effective on the first day of any Collateral Period, a continuing security interest in all the following property of the Lien Grantor, including all proceeds, renewals, accretions and substitutions thereof, as the case may be, whether now owned or existing or hereafter acquired or arising and regardless of where located:

              (i) all Equity Interests in any Subsidiary held directly by such Lien Grantor and all of its rights and privileges with respect thereto, and all income and profits thereon, all interest, dividends and other payments and distributions with respect thereto;

              (ii) such Lien Grantor's ownership interest in its Cash Collateral Account and all cash held therein from time to time; and

              (iii) all Proceeds of the Collateral described in the foregoing clauses (i) and (ii);

provided that the following property shall be excluded from the foregoing security interests: (A) any Equity Interests held by a Lien Grantor in any Subsidiary that is a Subsidiary of NNI, (B) any Equity Interest in any Subsidiary that is a U.S. Subsidiary or a Canadian Subsidiary, (C) Equity Interests held by a Lien Grantor in any Subsidiary that is not a Material Subsidiary, (D) any Equity Interests held in any Additional Subsidiary prior to the applicable Additional Collateral Date, (E) any Equity Interest held in any Subsidiary that is party to a Foreign Subsidiary Guarantee which is in full force and effect on (x) the first day of a Collateral

Period or (y) solely with respect to any Additional Subsidiary, on the applicable Additional Collateral Date and (F) any Equity Interest held by NNL in NNI. The security interests granted by each Lien Grantor pursuant to this
Section 3(a) shall terminate in accordance with Section 18.

          (b) The Pledges are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Lien Grantor with respect to any of the Collateral or any transaction in connection therewith.

          (c) If the Collateral is realized upon and the security interest in the Collateral is not sufficient to satisfy all Secured Obligations, each Lien Grantor acknowledges and agrees that, subject to the provisions of the PPSA, such Lien Grantor shall continue to be liable for any Secured Obligations remaining outstanding and Collateral Agent shall be entitled to pursue full payment thereof.

          (d) Each Lien Grantor and the Collateral Agent hereby acknowledge that value has been given, such Lien Grantor has rights in the Collateral or, with respect to any after acquired Collateral, will have rights in such Collateral when so acquired and this Agreement constitutes a security agreement as that term is defined in the PPSA.

          SECTION 4. General Representations, Warranties and Covenants. Each Lien Grantor represents and warrants, at the times set forth below, and covenants, where indicated below, as follows.

          (a) Each Lien Grantor represents and warrants, on the first day of the first Collateral Period and on each Drawdown Date, that at such time, such Lien Grantor is a corporation duly organized, incorporated, amalgamated or continued, as the case may be, and validly existing under the laws of its jurisdiction of organization, incorporation, amalgamation or continuance, as the case may be, of which such Lien Grantor shall on or prior to such date have given written notice to the Collateral Agent.

          (b) Each Lien Grantor represents and warrants, on the first day of the first Collateral Period, that Schedule 1 lists all Pledged Equity Interests in Material Subsidiaries that are not Canadian Subsidiaries and are not U.S. Subsidiaries owned by such Lien Grantor on the date of delivery of Schedule 1 and held directly by such Lien Grantor (i.e., not through a Subsidiary, a securities intermediary or any other Person).

          (c) Each Lien Grantor represents and warrants, on the first day of the first Collateral Period, that all Pledged Equity Interests owned by such Lien

Grantor at such time are owned by it free and clear of any Lien other than (i) the Transaction Liens and (ii) any tax liens, judgment liens, put/call arrangements and Liens existing on the date of this Agreement that are Permitted Liens. Each Lien Grantor covenants that it will cause all Pledged Equity Interests owned by such Lien Grantor from time to time to be owned by it free and clear of any Lien other than (i) the Transaction Liens and (ii) any tax liens, judgment liens, put/call arrangements and Liens existing on the date of this Agreement that are Permitted Liens. Such Lien Grantor represents and warrants, on the first day of the first Collateral Period and on each Drawdown Date, that all shares of capital stock included in such Pledged Equity Interests owned by such Lien Grantor have been duly authorized and validly issued and are fully paid and non-assessable. Such Lien Grantor covenants that it will ensure that none of the Pledged Equity Interests owned by such Lien Grantor are subject to any option to purchase or similar right of any Person. Such Lien Grantor covenants that it will not become a party to or otherwise bound by any agreement (except the Credit Agreements, the Security Documents and the Indentures) which restricts in any manner the rights of any present or future holder of any Pledged Equity Interest owned by such Lien Grantor.

          (d) Each Lien Grantor represents and warrants, on the first day of the first Collateral Period and on each Drawdown Date, that at such time (i) no financing statement, financing change statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by such Lien Grantor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, financing change statements, mortgages or other similar or equivalent documents with respect to Permitted Liens and (ii) no Collateral owned by such Lien Grantor is in the possession or under the control of any other Person having a claim thereto or security interest therein, other than a Permitted Lien.

          (e) Each Lien Grantor represents and warrants, on the first day of the first Collateral Period, that, when the actions which are required to be taken in order to create and perfect a Pledge (make this Pledge enforceable against the Lien Grantor and third parties) with respect to any Collateral, as disclosed in writing to the Collateral Agent or its counsel on or prior to such date by any NNL Company or its counsel, have been taken, then at such time such Pledge
(i) will have been validly created, (ii) will have attached to each item of such Collateral on such date (or, if such Lien Grantor first obtains rights thereto on a later date, on such later date), (iii) when so attached, will secure all the Secured Obligations of such Lien Grantor and (iv) will constitute a perfected security interest in such Collateral owned by such Lien Grantor prior to all Liens and rights of others therein, except Permitted Liens; provided that when PPSA financing statements or financing change statements describing the Collateral have been filed in the applicable offices located in the jurisdictions where such Lien Grantor is located or where such Lien Grantor's Equity Interests are located, or both, as applicable, and the pledges have been published in the Register of Personal and Moveable Real Property Rights (the RPMRP), if applicable, the Pledges will constitute perfected security interests in the Collateral owned by such Lien Grantor at such time to the extent that a security interest therein may be perfected by filing pursuant to the PPSA or the Civil Code of Quebec.

          (f) Each Lien Grantor represents and warrants, on each Drawdown Date, that on such date the Pledges (i) have been validly created, (ii) have attached to each item of such Collateral on such date (or, if such Lien Grantor first obtains rights thereto on a later date, on such later date), (iii) when so attached, secure all the Secured Obligations of such Lien Grantor and (iv) will constitute a perfected security interest in the Collateral owned by such Lien Grantor prior to all Liens and rights of others therein, except Permitted Liens; provided that (i) if this representation and warranty shall not be true on any Drawdown Date with respect to any Equity Interests as a result of the Collateral Agent not performing in a timely manner its obligations under Section 6(d) with respect to such Equity Interests prior to such Drawdown Date, the representation with respect to such Equity Interests shall be deemed required to be made not on such Drawdown Date but on the fifteenth Business Day following compliance by the Collateral Agent with such Section with respect to such Equity Interests and
(ii) if the Collateral Agent shall have determined in its good faith discretion that creating or perfecting a security interest in any Collateral (making such security interest enforceable against the Lien Grantor and third parties) by the date this representation and warranty would otherwise be required to be made is impossible, impracticable or unreasonably burdensome, the Collateral Agent may, in its good faith discretion, consent to a waiver of compliance with this representation and warranty on such Drawdown Date (which waiver (x) may at the option of the Collateral Agent be limited in duration, (y) shall in any event be granted and be unlimited in duration if such Collateral is De Minimus Collateral). "DE MINIMUS COLLATERAL" means, at any Drawdown Date, any Equity Interests so long as such Equity Interests, together with all other Equity Interests that are proposed to constitute "De Minimus Collateral" on such Drawdown Date, constitute the Equity Interests of Persons that (together with their consolidated subsidiaries, without duplication) in the aggregate have consolidated revenues that are less than 5% of the consolidated revenues of NNL and its Subsidiaries, as set forth in the most recent audited consolidated financial statements of NNL and its consolidated subsidiaries delivered to the Banks or made publicly available. Without limiting any other obligations of any Lien Grantor set forth in this Agreement, each Lien Grantor agrees that it will use its commercially reasonable efforts to ensure that the Pledges with respect to any Equity Interests that constitute De Minimus Collateral are validly created and perfected (made enforceable against the Lien Grantor and third parties).

          (g) Each Lien Grantor represents and warrants, on the first day of the first Collateral Period and on each Drawdown Date, that except for (i) the filing of such PPSA financing statements or financing change statements and the publication of the Pledges in the RPMRR, if applicable, as are described in
Section 4(e) and (ii) such other registrations, recordations and filings as may be disclosed in writing to the Collateral Agent or its counsel by any NNL Company or its counsel, no registration, recordation or filing with or consent or approval of any governmental body, agency or official is required in connection with the execution or delivery of the Pledge Documents or is necessary for the validity or enforceablility thereof or for the perfection thereof (including, if applicable, under the PPSA) or the due recordation of the Pledges granted by such Lien Grantor or for the enforcement of the Pledges granted by such Lien Grantor (it being understood that any disposition of Collateral constituting securities is subject to applicable securities laws.)

          (h) Each Lien Grantor represents and warrants, on the first day of the first Collateral Period and on each Drawdown Date, that, at such time, no Pledged Equity Interest is held through a securities intermediary.

          (i) Each Lien Grantor represents and warrants that, on the first day of the first Collateral Period and on each Drawdown Date, no Equity Interest in any Subsidiary of such Lien Grantor which is (1) a Material Subsidiary, (2) not a Subsidiary of NNI, (3) not a Canadian Subsidiary, (4) not a U.S. Subsidiary and (5) not party to a Foreign Subsidiary Guarantee which is in full force and effect on such date is directly held by any NNL Company other than a Lien Grantor or a "Lien Grantor" as defined in any Security Document pursuant to which such "Lien Grantor" has granted a lien (subject to the exceptions, if any, set forth in and to the extent required by such Security Documents) on all of the Equity Interest it holds in such Subsidiary.

         SECTION 5. Additional Covenants. Each Lien Grantor covenants that such Lien Grantor will not effect any Asset Sale with respect to any Collateral if at such time a Specified Event of Default has occurred and is continuing.

         SECTION 6. Equity Interests. Each Lien Grantor represents and warrants, at the times set forth below, and each Lien Grantor and, with respect to Section 6(d) only, the Collateral Agent, covenants, where indicated below, as follows:

          (a) Certificated Securities. On the first day of the first Collateral Period and on each Drawdown Date, such Lien Grantor represents and warrants that, as of such date, such Lien Grantor has delivered to the Collateral Agent as Collateral hereunder all certificates representing any Pledged certificated Securities ("PLEDGED CERTIFICATED SECURITIES") owned as of such date by such Lien Grantor. Such Lien Grantor covenants that whenever such Lien Grantor acquires any certificate representing a Pledged Certificated Security described in the immediately preceding sentence, such Lien Grantor will as promptly as practicable deliver such certificate to the Collateral Agent as Collateral hereunder.

          (b) Perfection as to Certificated Securities. Such Lien Grantor represents and warrants on the first day of a Collateral Period and on each Drawdown Date, that to the extent perfection is governed by the laws of Ontario,
(a) the Pledge of the Pledged Certificated Securities owned by such Lien Grantor will be perfected by possession, provided that the Collateral Agent takes possession of the Pledged Certificated Securities and that possession thereof as collateral is retained by the Collateral Agent or a person on its behalf other than such Lien Grantor or its agent and (b) provided that the Collateral Agent is acting in good faith and has no notice of any adverse claim affecting the Pledged Certificated Securities, the Transaction Lien on the Pledged Certificated Securities has priority over any other security interest in the Pledged Certificated Securities perfected by registration or temporarily perfected under the PPSA.

          (c) Delivery of Pledged Certificates. Each Lien Grantor covenants that all Pledged Certificates, when delivered to the Collateral Agent, will be in form and substance reasonably satisfactory to the Collateral Agent.

          (d) Further Assurances. Each Lien Grantor authorizes the Collateral Agent to execute and file financing statements, financing change statements and continuation statements under the Uniform Commercial Code applicable in any relevant U.S. jurisdiction or under the PPSA applicable in any relevant Canadian Jurisdiction, and agrees that it shall pay the reasonable costs thereof or incidental thereto. The Lien Grantor covenants that it will, and authorizes the Collateral Agent to, at the Lien Grantor's expense and in such manner and form as the Collateral Agent may reasonably require, execute, deliver, file and record any financing statement, financing change statement, specific assignment or other paper and take all other action and enter into such other agreements as may be necessary or desirable or that the Collateral Agent may reasonably request, in order to create, preserve, perfect or validate any Pledge or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to any of the Collateral. Upon the request of any Lien Grantor and receipt by the Collateral Agent of evidence reasonably satisfactory to it of the need for such action, the Collateral Agent shall deliver to such Lien Grantor any stock certificates evidencing any Pledged Equity Interests for the sole purpose of creating or perfecting the Pledge with respect thereto.

         SECTION 7. Cash Collateral Accounts. (a) If and when required for purposes hereof, the Collateral Agent and each Lien Grantor will establish with respect to each Lien Grantor an account (its "CASH COLLATERAL ACCOUNT"), in the name of the applicable Lien Grantor maintained at a bank or financial institution acceptable to the Collateral Agent. The Cash Collateral Accounts shall be pledged to, and subject to the control of, the Collateral Agent in a manner satisfactory to the Collateral Agent. Such Lien Grantor hereby pledges and grants to the Collateral Agent as security for its Secured Obligations a security interest in all amounts held in the Cash Collateral Account from time to time and all Proceeds thereof. Each Cash Collateral Account shall be operated as provided in this Section 7 and Section 8.

          (b) The Collateral Agent shall deposit the following amounts, as and when received by it, in each Lien Grantor's Cash Collateral Account: (i) each Cash Distribution required by Section 11 to be deposited therein (ii) and each amount realized or otherwise received by the Collateral Agent with respect to assets of such Lien Grantor upon any exercise of remedies pursuant to any Pledge Document upon the occurrence and during the continuance of (x) with respect to Illiquid Collateral, an Event of Default and (y) with respect to Liquid Collateral, a Specified Event of Default.

          (c) The Collateral Agent shall maintain such records and/or establish such sub-accounts as shall be required to enable it to identify the amounts held in each Cash Collateral Account from time to time pursuant to Section 7(b).

          (d) Unless (x) an Event of Default shall have occurred and be continuing and the Required Secured Banks shall have instructed the Collateral Agent to stop withdrawing amounts from the Cash Collateral Accounts pursuant to this subsection 7(d) or (y) the maturity of any of the Bonds or the indebtedness outstanding under the Credit Agreements shall have been accelerated, any Cash Distributions or other amounts deposited in the Cash Collateral Account shall, at the relevant Lien Grantor's request, (A) be withdrawn and applied to pay Secured Obligations that are then due and payable or (B) if no Event of Default has occurred and is continuing, be withdrawn and returned to such Lien Grantor.

          SECTION 8. Operation of Cash Collateral Accounts. (a) All Cash Distributions received with respect to Permitted Investments held in a Cash Collateral Account shall be deposited therein promptly upon receipt thereof.

         (b) So long as no Specified Event of Default shall have occurred and be continuing, funds held in any Cash Collateral Account may, until withdrawn, be invested and reinvested in Permitted Investments; provided that if a Specified Event of Default shall have occurred and be continuing, the Collateral Agent may select such Permitted Investments.

          (c) If a Specified Event of Default shall have occurred and be continuing, the Collateral Agent may (i) retain all cash and investments then held in any Cash Collateral Account, (ii) liquidate any or all investments held therein and/or (iii) withdraw any amounts held therein and apply such amounts as provided in Section 13.

          (d) If a Specified Event of Default shall have occurred and be continuing, and immediately available cash on deposit in any Cash Collateral Account is not sufficient to make any distribution or withdrawal to be made pursuant hereto, the Collateral Agent will cause to be liquidated, as promptly as practicable, such investments held in or credited to such Cash Collateral Account as shall be required to obtain sufficient cash to make such distribution or withdrawal and, notwithstanding any other provision hereof, such distribution or withdrawal shall not be made until such liquidation has taken place.

         SECTION 9. Transfer of Record Ownership. (a) To the maximum extent permitted by applicable law, at any time when an Event of Default shall have occurred and be continuing, the Collateral Agent may (and to the extent that action by it is required, the relevant Lien Grantor, if directed to do so by the Collateral Agent, will as promptly as practicable) cause each of the Pledged Certificated Securities (or any portion thereof specified in such direction) to be transferred of record into the name of the Collateral Agent or its nominee. Promptly upon sending any such direction, the Collateral Agent will notify each relevant Lien Grantor thereof, and from time to time thereafter such Lien Grantor will take any and all actions reasonably requested by the Collateral Agent to facilitate compliance with this subsection 9(a).

          (b) Communications after Transfer of Record Ownership. The Collateral Agent will promptly give to the relevant Lien Grantor copies of any notices and other communications received by the Collateral Agent with respect to Pledged Certificated Securities registered in the name of the Collateral Agent or its nominee.

         SECTION 10. Right to Vote Securities. (a) Unless an Event of Default shall have occurred and be continuing, each Lien Grantor will have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any Pledged Equity Interest owned by it and the Collateral Agent will, upon receiving a written request from such Lien Grantor, promptly deliver to such Lien Grantor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any such Pledged Equity Interest that is registered in the name of the Collateral Agent or its nominee, in each case as shall be specified in such request and be in form and substance reasonably satisfactory to the Collateral Agent. Unless an Event of Default shall have occurred and be continuing, the Collateral Agent will have no right to take any action which the owner of a Pledged Equity Interest is entitled to take with respect thereto, except the right to receive payments and other distributions to the extent provided herein.

          (b) If an Event of Default shall have occurred and be continuing, the Collateral Agent will have the right to the extent permitted by law (and, in the case of a Pledged Security, Pledged Partnership Interest or Pledged LLC Interest, by the relevant partnership agreement, limited liability company agreement, operating agreement or other governing document) to vote, to give consents, ratifications and waivers and to take any other action with respect to the Pledged Equity Interests, with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof, and each Lien Grantor will take all such action as the Collateral Agent may reasonably request from time to time to give effect to such right.

         SECTION 11. Certain Cash Distributions. Cash Distributions with respect to Permitted Investments held in a Cash Collateral Account shall be deposited and held therein, or withdrawn therefrom, as provided in Section 7 and Section
8. If a Specified Event of Default shall have occurred and be continuing, Cash Distributions (other than amounts less than $3,000,000) with respect to any Pledged Equity Interest (whether held in the name of a Lien Grantor or in the name of the Collateral Agent or its nominee) shall be deposited, as soon as practicable upon receipt thereof, in a "Pledged Deposit Account" (as defined in the Canadian Security Agreement) of the relevant Lien Grantor if such account exists at such time and otherwise in a Cash Collateral Account (provided that if the Collateral Agent has not established at such time a Cash Collateral Account with respect to such Lien Grantor, such Lien Grantor shall be required to deposit such Cash Distributions as soon as practicable after such an account is established) and, if applicable, applied in accordance with the prepayment provisions of the 2001 364-Day Agreements and any other applicable Credit Agreements.

         SECTION 12. Remedies Upon Event of Default or Specified Event of Default. (a) If (x) with respect to Illiquid Collateral, an Event of Default shall have occurred and be continuing, or (y) with respect to Liquid Collateral, a Specified Event of Default shall have occurred and be continuing, the Collateral Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) under the Pledge Documents with respect to Illiquid Collateral or Liquid Collateral, as applicable. Without limiting the generality of the foregoing, if (x) with respect to Illiquid Collateral, an Event of Default shall have occurred and be continuing, or (y) with respect to Liquid Collateral, a Specified Event of Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the PPSA or under the laws of the jurisdiction of enforcement, with respect to Illiquid Collateral or Liquid Collateral, as applicable, and, in addition, the Collateral Agent may, to the maximum extent permitted by applicable law, if a Specified Event of Default shall have occurred and be continuing, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, withdraw all cash held in the Cash Collateral Accounts and apply such cash as provided in Section 13 and, if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, take possession of, sell, or otherwise dispose of (x) if an Event of Default has occurred and is continuing, the Illiquid Collateral or any part thereof and (y) if a Specified Event of Default shall have occurred and be continuing, the Liquid Collateral or any part thereof. Notice of any such sale or other disposition shall be given to the relevant Lien Grantor as required by Section 15.

         (b) Upon the occurrence of and during the continuance of any Event of Default or Specified Event of Default, as applicable, the Collateral Agent may appoint or reappoint by instrument in writing, any person or persons, whether an officer or officers or an employee or employees of the Collateral Agent or not, to be a receiver or receivers (hereinafter called a "RECEIVER", which term when used herein shall include a receiver and manager) of Collateral (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his/her stead. Any such Receiver shall, so far as concerns responsibility for his/her acts, be deemed the agent of the Lien Grantors and not the Collateral Agent or any Secured Party, and neither the Collateral Agent nor any Secured Party shall be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver, his/her servants, agents or employees. Subject to the provisions of the instrument appointing him/her, any such Receiver shall (i) have such powers as have been granted to the Collateral Agent under subsection (a) above, and (ii) shall be entitled to exercise such powers at any time that such powers would otherwise be exercisable by the Collateral Agent under subsection (a) above, which powers shall include the power to preserve Collateral or its value. Where a Specified Event of Default has occurred and is continuing, and a Receiver has been appointed under the Canadian Security Agreement, the Receiver shall have the power to carry on or concur in carrying on all or any part of the business of such Lien Grantor and to facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including such Lien Grantor, enter upon, use and occupy all premises owned or occupied by such Lien Grantor wherein Collateral may be situate, maintain Collateral upon such premises, and, where a Specified Event of Default has occurred and is continuing, borrow money on a secured or unsecured basis and use Collateral directly in carrying on such Lien Grantor's business or as security for loans or advances to enable the Receiver to carry on such Lien Grantor's business or otherwise, as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by the Collateral Agent, all money received from time to time by such Receiver in carrying out his/her appointment shall be received in trust for and paid over to the Collateral Agent. Every such Receiver may, in the discretion of the Collateral Agent, be vested with all or any of the rights and powers of the Collateral Agent.

         SECTION 13. Application of Proceeds. (a) The Collateral Agent may (i) if a Specified Event of Default shall have occurred and be continuing, apply any cash held in the Cash Collateral Accounts and (ii) if (x) with respect to Illiquid Collateral, an Event of Default shall have occurred and be continuing or (y) with respect to Liquid Collateral, a Specified Event of Default shall have occurred and be continuing, apply the proceeds of any sale or other disposition of all or any part of the Illiquid Collateral or Liquid Collateral, as applicable, in either case in the following order of priorities:

              (1) to pay the expenses of such sale or other disposition, including reasonable compensation to agents of and counsel for the Collateral Agent, and all reasonable expenses, liabilities and advances incurred or made by the Collateral Agent in connection with the Security Documents, and any other amounts then due and payable to the Collateral Agent pursuant to Section 14 or any amounts owing to any Indenture Trustee under (x) Section 5.05 of each of the 1988 Indenture, the 1996 Indenture and the 2000 Indenture and (y) Section 6.10 of the 2001 Indenture;

              (2) to pay the due and unpaid principal, face amount or termination amount of the Secured Obligations ratably, on the basis of the principal or face amount of such Secured Obligations (or, with respect to Contingent Secured Obligations, provide for the payment thereof pursuant to Section 13(b)), until payment in full of the principal of all Secured Obligations shall have been made (or, with respect to Contingent Secured Obligations, so provided for);

              (3) to pay ratably the due and unpaid interest accrued on the Secured Obligations in accordance with the provisions of the applicable Secured Agreement, as applicable;

              (4) to pay all other due and unpaid Secured Obligations and all due and unpaid commitment fees and participation fees under each Credit Agreement ratably (or, with respect to Contingent Secured Obligations, provide for the payment thereof pursuant to Section 13(b)), until payment in full of all such other Secured Obligations and fees shall have been made (or, with respect to Contingent Secured Obligations, so provided for); and

              (5) to pay to the relevant Lien Grantor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it;

provided that Collateral owned by any Guarantor and any proceeds thereof shall be applied pursuant to the foregoing clauses (1), (2), (3) and (4) of this
Section 13(a) to the Secured Obligations of such Guarantor consisting of Guaranteed Obligations of such Guarantor only to the extent permitted by the limitation in Section 2(m). The Collateral Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

          (b) If at any time any portion of any monies collected or received by the Collateral Agent would, but for the provisions of this Section 13(b), be payable pursuant to Section 13(a) in respect of a Contingent Secured Obligation, the Collateral Agent shall not apply any monies to pay such Contingent Secured Obligation but instead (x) notify the holder of such Contingent Secured Obligation and (y) with respect to the holder of such Contingent Secured Obligations excluding the holder of any Secured Bond Obligation, request the holder thereof, at least 10 days before each proposed distribution hereunder, to notify the Collateral Agent as to the maximum amount of such Contingent Secured Obligation if then ascertainable (e.g., in the case of a letter of credit, the maximum amount available for subsequent drawings thereunder). If the holder of such Contingent Secured Obligation (excluding the holder of any Secured Bond Obligation) does not notify the Collateral Agent of the maximum ascertainable amount thereof at least two Business Days before such distribution, such holder will not be entitled to share in such distribution. If such holder does so notify the Collateral Agent as to the maximum ascertainable amount thereof, or if such holder is the holder of any Secured Bond Obligation (regardless of whether such holder has provided any notice to the Collateral Agent), the Collateral Agent will allocate to such holder a portion of the monies to be distributed in such distribution, calculated as if such Contingent Secured Obligation were outstanding in such maximum ascertainable amount. However, the Collateral Agent will not apply such portion of such monies to pay such Contingent Secured Obligation, but instead will hold such monies and invest such monies in Liquid Investments. All such monies and Liquid Investments and all proceeds thereof will constitute Collateral hereunder, but will be subject to distribution in accordance with this Section 13(b) rather than Section 13(a). The Collateral Agent will hold all such monies and Liquid Investments and the net proceeds thereof in trust until all or part of such Contingent Secured Obligation becomes a Non-Contingent Secured Obligation, whereupon the Collateral Agent at the request of the relevant Secured Party will apply the amount so held in trust to pay such Non-Contingent Secured Obligation; provided that, if the other Secured Obligations theretofore paid pursuant to the same clause of
Section 13(a) (i.e., clause (2) or (4)) were not paid in full, the Collateral Agent will apply the amount so held in trust to pay the same percentage of such Non-Contingent Secured Obligation as the percentage of such other Secured Obligations theretofore paid pursuant to the same clause of
Section 13(a). If (i) the holder of such Contingent Secured Obligation shall advise the Collateral Agent that no portion thereof remains in the category of a Contingent Secured Obligation and (ii) the Collateral Agent still holds any amount held in trust pursuant to this Section 13(b) in respect of such Contingent Secured Obligation (after paying all amounts payable pursuant to the preceding sentence with respect to any portions thereof that became Non-Contingent Secured Obligations), such remaining amount will be applied by the Collateral Agent in the order of priorities set forth in Section 13(a).

          (c) With respect to any Secured Bond Obligation, whether or not a Contingent Secured Obligation, including, without limitation, the principal outstanding of and interest on such Secured Bond Obligation, an amount (the "DETERMINED AMOUNT") with respect to such Secured Bond Obligation shall be required to be paid or held by the Collateral Agent with respect to each of Sections 13 (a)(1), 13(a)(3) and 13(a)(4) (each, a "LEVEL") equal to (x) the Ratio multiplied by (y) the sum of (A) the proceeds of any sale or other disposition of Collateral that are, in fact, being applied by the Collateral Agent to amounts owed under the Credit Agreements at the applicable Level, plus
(B) the proceeds of such Collateral proposed to be held by the Collateral Agent pursuant to Section 13(b) to cover the Contingent Secured Obligations relating to the Credit Agreements at such Level in accordance with Section 13(b). Notwithstanding the foregoing, if the amount to be applied to the Secured Bond Obligations at any Level would be greater if the Ratio were calculated by reference to a Secured Obligation (other than the principal under the Credit Agreements) that constitutes "Funded Debt" under any Indenture, such Secured Obligation shall be used in order to determine the amount to be applied to the Secured Bond Obligations at such Level. Section 13 of this Agreement (including this Section 13(c)) is intended to comply with the equal and ratable negative pledge provisions of the Indentures and shall be construed to give effect to such intention. The Collateral Agent shall be obligated to offer to pay to the relevant Indenture Trustee any portion of the Determined Amounts that are, in fact, due and payable at such time as such Determined Amounts are calculated, and the Collateral Agent shall deposit any remaining portion of such Determined Amounts and any amounts not accepted by the relevant Indenture Trustee, in a segregated account solely for the benefit of the holders of the relevant Secured Bond Obligation (and all amounts on deposit in such account shall be invested in Liquid Investments).

          (d) In making the payments and allocations required by this Section 13, the Collateral Agent may rely upon information supplied to it pursuant to
Section 17(f). All distributions made by the Collateral Agent pursuant to this
Section 13 shall be final (except in the event of manifest error) and the Collateral Agent shall have no duty to inquire as to the application by any Secured Party of any amount distributed to it.

          SECTION 14. Fees and Expenses. Each Lien Grantor will forthwith upon demand pay to the Collateral Agent: (a) the amount of any taxes that the Collateral Agent may have been required to pay by reason of the Transaction Liens or to free any Collateral from any other Lien thereon, (b) the amount of any and all reasonable out-of-pocket expenses, including transfer taxes and reasonable fees and expenses of counsel and other experts, that the Collateral Agent may incur in connection with (i) the administration or enforcement of the Security Documents, including such reasonable out-of-pocket expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank or value of any Transaction Lien, (ii) the collection, sale or other disposition of any Collateral or (iii) the exercise by the Collateral Agent of any of its rights or powers under the Security Documents; (c) the amount of any fees that any Lien Grantor shall have agreed in writing to pay to the Collateral Agent and that shall have become due and payable in accordance with such written agreement and (d) the amount required to indemnify the Collateral Agent for, or hold it harmless and defend it against, any loss, liability or expense (including the reasonable fees and out-of-pocket expenses of its counsel and any experts or sub-agents appointed by it hereunder) incurred or suffered by the Collateral Agent in connection with the Security Documents, except to the extent that such loss, liability or expense arises from the Collateral Agent's gross negligence or wilful misconduct or a breach of any duty that the Collateral Agent has under this Agreement (after giving effect to Section 16 and Section
17). Any such amount not paid to the Collateral Agent as soon as practicable will bear interest for each day thereafter until paid at a rate per annum equal to the sum of 2% plus the highest rate applicable to the base rate loans under the Credit Agreements. If any transfer tax, documentary stamp tax, withholding tax or other tax is payable in connection with any transfer or other transaction provided for in the Security Documents, the Lien Grantors will pay such tax and provide any required tax stamps to the Collateral Agent or as otherwise required by law.

         SECTION 15. Authority to Administer Collateral. Each Lien Grantor irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Lien Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at NNL's expense, to the extent permitted by law to exercise, at any time and from time to time while (x) an Event of Default with respect to Illiquid Collateral and
(y) a Specified Event of Default with respect to Liquid Collateral shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Lien Grantor's Collateral:

         (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;

         (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

         (c) to sell or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof; and

         (d) to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto,

provided that, except in the case of Collateral that threatens to decline speedily in value or is of a type customarily sold on a recognized market (as to which only such notice (if any) as is required to be given by mandatory provision of applicable law shall be given) the Collateral Agent will give the relevant Lien Grantor at least ten days' prior written notice (or such longer period of notice as shall be required by mandatory provision of applicable law) of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall comply with the provisions of the PPSA.

         For the purposes of holding any security granted by any of the NNL Companies pursuant to the laws of the Province of Quebec, JPMorgan Chase Bank is hereby appointed by each of the NNL Companies a party hereto and accepted by all of the Banks as the holder of an irrevocable power of attorney or fonde de pouvoir (within the meaning of Article 2692 of the Civil Code of Quebec) for all present and future Banks and JPMorgan Chase Bank hereby accepts such appointment. By executing an assignment agreement, any future Bank shall be deemed to ratify the power of attorney granted to JPMorgan Chase Bank hereunder.

         SECTION 16. Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee selected by it in good faith or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the

Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent's gross negligence or wilful misconduct.

          SECTION 17.  General Provisions Concerning the Collateral Agent.

          (a) Authority. The Collateral Agent is authorized to take such actions and to exercise such powers as are delegated to the Collateral Agent by the terms of the Security Documents, together with such actions and powers as are reasonably incidental thereto.

          (b) Rights and Powers as a Secured Party. The bank serving as the Collateral Agent shall, in its capacity as a Secured Party, have the same rights and powers as any other Secured Party and may exercise the same as though it were not the Collateral Agent. Such bank and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with any NNL Company as if it were not the Collateral Agent hereunder.

          (c) Limited Duties and Responsibilities. The Collateral Agent shall not have any duties or obligations under the Security Documents except those expressly set forth therein. Without limiting the generality of the foregoing,
(i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Security Documents that the Collateral Agent is required in writing to exercise by the Required Secured Banks (or such other number or percentage of the Banks as shall be necessary under the relevant circumstances), and (iii) except as expressly set forth in the Loan Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to any NNL Company that is communicated to or obtained by the bank serving as Collateral Agent or any of its affiliates in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Secured Banks or in the absence of its own gross negligence or wilful misconduct. The Collateral Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any Transaction Lien, whether impaired by operation of law or by reason of any action or omission to act on its part under the Security Documents, in either case absent its own gross negligence or wilful misconduct. The Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Collateral Agent by any Lien Grantor or a Secured Party, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into
(i) any statement, warranty or representation made in or in connection with any Security Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith other than by it, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Security Document, (iv) the validity, enforceability, effectiveness or genuineness of any Security Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in any Security Document.

          (d) Authority to Rely on Certain Writings, Statements and Advice. The Collateral Agent shall be entitled to rely on, and shall not incur any liability for relying on, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Agent also may rely on any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for any NNL Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountant or expert. The Collateral Agent may rely conclusively on advice from the applicable Indenture Trustee as to whether at any time the maturity of any Bonds has been accelerated.

          (e) Sub-Agents and Related Parties. The Collateral Agent may perform any of its duties and exercise any of its rights and powers through one or more sub-agents appointed by it in good faith. The Collateral Agent and any such subagent may perform any of its duties and exercise any of its rights and powers through its directors, officers, employees and agents (the "RELATED PARTIES"). The exculpatory provisions of Section 16 and this Section 17 shall apply to any such sub-agent, the Related Parties of the Collateral Agent and a Receiver.

          (f) Information as to Secured Obligations and Actions by Secured Parties. For all purposes of the Security Documents, including determining the amounts of the Secured Obligations and whether a Secured Obligation is a Contingent Secured Obligation or not, or whether any action has been taken under any Secured Agreement, the Collateral Agent will be entitled to rely on information from (i) its own records for information as to the Banks, their Secured Obligations and actions taken by them, (ii) the relevant Indenture Trustee for information as to the Secured Obligations outstanding under any Indenture and actions taken by the holders thereof, (iii) any Secured Party for information as to its Secured Obligations and actions taken by it, to the extent that the Collateral Agent has not obtained such information from the foregoing sources and (iv) NNL, to the extent that the Collateral Agent has not obtained information from the foregoing sources.

          (g) The Collateral Agent may refuse to act on any notice, consent, direction or instruction from any Secured Parties or any agent, trustee or similar representative thereof that, in the Collateral Agent's opinion, (i) is contrary to law or the provisions of any Security Document, (ii) may expose the Collateral Agent to liability (unless the Collateral Agent shall have been indemnified, to its reasonable satisfaction, for such liability by the Secured Parties that gave such notice, consent, direction or instruction) or (iii) is unduly prejudicial to Secured Parties not joining in such notice, consent, direction or instruction.

          (h) Resignation; Successor Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided in this subsection, the Collateral Agent may resign at any time by notifying the Banks and NNL. Upon any such resignation, the Required Secured Banks shall have the right to appoint a successor Collateral Agent reasonably acceptable to NNL. If no successor shall have been so appointed by the Required Secured Banks and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent reasonably acceptable to NNL which shall be a bank with an office in New York, New York or Toronto, Ontario, or an affiliate of any such bank. Upon acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent hereunder, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. The fees payable by NNL to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed by NNL and such successor. After the Collateral Agent's resignation hereunder, the provisions of this Section 17 and Section 16 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent.

          SECTION 18. Termination of Pledges; Release of Collateral. (a) The Pledges granted by each Lien Grantor shall terminate on the earlier of (i) any Investment Grade Date and (ii) the Bank Termination Date.

          (b) On the first day on which a Foreign Subsidiary Guarantee is in full force and effect with respect to a Material Subsidiary, any Pledge with respect to any Equity Interest held in such Material Subsidiary will cease immediately without any action by the Collateral Agent or any other Secured Party.

          (c) Concurrently with any sale, exchange, assignment, lease or other disposition by any Lien Grantor (except a lease or a sale, exchange, assignment or other disposition to another Lien Grantor whose "Secured Obligations" hereunder include "Secured Obligations" of the Lien Grantor effecting such sale or other disposition) of the Collateral permitted by the Credit Agreements and not expressly prohibited by this Agreement, the Pledge thereof (but not in any Proceeds arising from such sale or disposition) will cease immediately without any action by the Collateral Agent or any other Secured Party.

          (d) Upon any Collateral of any Lien Grantor consisting of cash, cash equivalents or Permitted Investments becoming the subject of a hedging transaction permitted under the terms of the Credit Agreements, the Pledge thereof (but not in any Proceeds of such Lien Grantor's rights under such hedging transaction) will cease immediately without any action by the Collateral Agent or any other Secured Party; provided that, if the transaction pursuant to which such Collateral becoming the subject of a hedging transaction is an Asset Sale no Specified Event of Default shall have occurred and be continuing.

          (e) Upon any Collateral of any Lien Grantor consisting of Securities subject to a put/call arrangement permitted by the terms of the Credit Agreements being transferred to any person other than another Lien Grantor as a result of the exercise of such put/call arrangement, the Pledge thereof (but not in any Proceeds of such transfer) will cease immediately without any action by the Collateral Agent or any other Secured Party; provided that, if the transaction pursuant to which such Collateral being so transferred is an Asset Sale, no Specified Event of Default shall have occurred and be continuing.

          (f) In addition to the foregoing, at any time before the Pledges terminate, the Collateral Agent may (i) release any Collateral (but not all or any substantial part of the Total Collateral) with the prior written consent of the Required Secured Banks, (ii) release all or any substantial part of the Total Collateral with the prior written consent of all the Banks under the 2001 364-Day Agreements and, if such release is to occur on or after the Refinancing Effective Date with respect to any Credit Agreement, all the Banks under the Replacement Agreement with respect to such Credit Agreement (subject to any exclusions set forth in such Credit Agreement) or (iii) amend this Agreement so that the Secured Obligations of any Lien Grantor excludes the obligations under any Credit Agreement with the prior written consent of all Banks party to such Credit Agreement.

          (g) Upon any termination of a Pledge or release of Collateral, or change in the Secured Obligations of any Lien Grantor, the Collateral Agent will promptly, at the expense of the relevant Lien Grantor, execute and deliver to such Lien Grantor such documents as such Lien Grantor shall reasonably request to evidence the termination of such Pledge or the release of such Collateral, or change in the Secured Obligations, as the case may be, and shall deliver to such Lien Grantor any documents or instruments, including without limitation stock certificates, evidencing any Collateral no longer subject to any Pledges.

         SECTION 19. Additional Lien Grantors. Any Person may become a party hereto by signing and delivering to the Collateral Agent a Pledge Agreement Supplement, whereupon such Person shall become a "SUBSIDIARY GUARANTOR" and a "LIEN GRANTOR" as defined herein. Any Subsidiary which is (1) a Subsidiary of NNL, (2) not a Subsidiary of NNI and (3) a Canadian Subsidiary shall become a "Subsidiary Guarantor" and a "Lien Grantor" hereunder if required by the provisions of any of Credit Agreement.

         SECTION 20. Additional Secured Obligations. (a) Any Lien Grantor may from time to time designate any indebtedness constituting a Capital Markets Event as (i) an additional Secured Obligation or (ii) as an additional Guaranteed Obligation (other than for Designated Capital Markets Debt of such Lien Grantor) by delivering to the Collateral Agent a certificate signed by a financial officer that (i) identifies such indebtedness and the material terms thereof and (ii) states that the obligations thereunder are designated as Secured Obligations and Guaranteed Obligations; provided that no such designation shall be effective unless and until, and solely to the extent that, the commitments under the Credit Agreements shall have been reduced and the loans outstanding thereunder shall have been repaid, in each case to the extent required by the terms of the Credit Agreements as a result of such Capital Markets Event, provided further, that no Lien Grantor may designate any indebtedness constituting a Capital Markets Event owed by (i) NNI or (ii) any U.S. Subsidiary of NNI in either case as a Guaranteed Obligation of such Lien Grantor if such Lien Grantor is a non-U.S. Subsidiary of NNI in the case of (i) immediately above or a non-U.S. Subsidiary of such U.S. Subsidiary in the case of (ii) immediately above; provided further that if a designation of indebtedness constituting a Capital Markets Event shall have been made pursuant to (and in accordance with the terms of) (x) Section 22(b) of the U.S. Security Agreement or (y) Section 21(b) of the Canadian Security Agreement, then such designated indebtedness shall constitute a Secured Obligation or a Guaranteed Obligation (as applicable) of each Lien Grantor without any further action on the part of any Lien Grantor.

          (b) Any Lien Grantor that is a Material Subsidiary of NNL or NNI may from time to time designate any indebtedness for borrowed money (other than indebtedness constituting a Capital Markets Event) owed by any Material Subsidiary of NNL or NNI to any Bank or any wholly-owned subsidiary of any Bank or any other financial institution and outstanding on December 20, 2001 or incurred pursuant to a commitment to extend credit in effect on such date or any extensions, renewals, replacements and refinancings thereof as (i) an additional Secured Obligation or (ii) as an additional Guaranteed Obligation (other than for Designated Bank Debt of such Lien Grantor) by delivering to the Collateral Agent a certificate signed by a financial officer that (i) identifies such indebtedness and the material terms thereof and (ii) states that the obligations thereunder are designated as Secured Obligations and Guaranteed Obligations; provided that the aggregate amount of indebtedness (without duplication) designated as "Designated Bank Debt" under this Agreement and any other security or guarantee document entered into by NNL, NNI and their Material Subsidiaries for the benefit of the Secured Parties will not exceed $300,000,000 in aggregate principal amount, provided further, that no Lien Grantor may designate any such indebtedness owed by any U.S. Subsidiary of NNI as a Guaranteed Obligation of such Lien Grantor if such Lien Grantor is a non-U.S. Subsidiary of such U.S. Subsidiary of NNI; provided further that if a designation of indebtedness for borrowed money shall have been made pursuant to (and in accordance with the terms of) (x) Section 22(c) of the U.S. Security Agreement or (y) Section 21(c) of the Canadian Security Agreement, then such designated indebtedness shall constitute a Secured Obligation or a Guaranteed Obligation (as applicable) of each Lien Grantor without any further action on the part of any Lien Grantor.

         SECTION 21. Notices. Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when hand delivered or sent by courier to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (iii) ten days after being sent to such party by certified or registered Canada or United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

         (a) in the case of any Lien Grantor listed on the signature pages hereof:

                C/O Nortel Networks Limited
                8200 Dixie Road, Suite 100
                Brampton, ON
                L6T 5P6
                Attention: Corporate Secretary
                Facsimile: 905-863-8386
                MS:  036/NO/230

         (b) in the case of any other Lien Grantor, its address, facsimile number or e-mail address set forth in its Pledge Agreement Supplement;

         (c) in the case of the Collateral Agent:

                JPMorgan Chase Bank
                270 Park Avenue
                New York, NY 10017
                Attention:  Gloria Javier

                Facsimile:  212-552-5700
                E-mail: gloria.javier@jpmorgan.com

          (d) in the case of any other Secured Party, to the Collateral Agent to be forwarded to such Secured Party at its address or facsimile number or e-mail address, if any, specified in or pursuant to the relevant Secured Agreement.

         Any party may change its address, facsimile number and/or e-mail address for purposes of this Section 21 by giving notice of such change to the Collateral Agent and the Lien Grantors in the manner specified above.

         SECTION 22. No Implied Waivers; Remedies Not Exclusive. No failure by the Collateral Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Pledge Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right or remedy under any Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Loan Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

         SECTION 23. Successors and Assigns. This Agreement is for the benefit of the Collateral Agent and the Secured Parties. If all or any part of any Secured Party's interest in any Secured Obligation is assigned or otherwise transferred in accordance with the transfer provisions applicable thereto, the transferor's rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Agreement shall be binding on the Lien Grantors and their respective successors and assigns.

         SECTION 24. Amendments and Waivers. Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the parties hereto, with the consent of the Required Secured Banks; provided that any such agreement that effects a release of any Collateral or amends the definition of Secured Obligations shall be made in accordance with Section 18(f). No such waiver, amendment or modification shall affect the rights of a Secured Party (other than a Bank) hereunder more adversely than it affects the comparable rights of the Bank hereunder, without the consent of such Secured Party.

         SECTION 25. Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable therein, except as otherwise required by mandatory provisions of law.

         SECTION 26. Judgement Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from a Lien Grantor in the currency expressed to be payable in any Loan Document (the "SPECIFIED CURRENCY") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Collateral Agent could purchase the specified currency with such other currency at the Collateral Agent's Toronto office on the domestic Business Day preceding that on which final judgment is given. The obligations of the Lien Grantor in respect of any sum due to the Collateral Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the domestic Business Day following receipt by the Collateral Agent of any sum adjudged to be so due in such other currency the Collateral Agent may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to the Collateral Agent, in the specified currency, the Lien Grantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Collateral Agent, against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to the Collateral Agent, in the specified currency, then the Collateral Agent agrees to remit such excess to the Lien Grantor.

         SECTION 27. Interest Act. For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in any Credit Agreement and in this Agreement (and stated herein as applicable to be computed on the basis of a 365 day year or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 365 or such other period of time.

         SECTION 28. WAIVER OF JURY DUTY. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY SECURITY DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY AND FOR ANY COUNTERCLAIM THEREIN (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR COUNSEL OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO

ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 29. Severability. If any provision of any Security Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions of the Security Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and
(b) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    NORTEL NETWORKS LIMITED


                                    By:  /s/ Katherine B. Stevenson
                                       ---------------------------------------
                                       Title: Treasurer


                                    By:  /s/ Deborah J. Noble
                                       ---------------------------------------
                                       Title: Corporate Secretary

                                    SUBSIDIARY GUARANTORS


                                    NORTEL NETWORKS INTERNATIONAL CORPORATION


                                    By:  /s/ Deborah J. Noble
                                       ---------------------------------------
                                       Title: Secretary


                                    By:  /s/ Blair F. Morrison
                                       ---------------------------------------
                                       Title: Assistant Secretary

                                    JPMORGAN CHASE BANK,
                                    as Collateral Agent



                                    By:  /s/ William E. Rottino
                                       ---------------------------------------
                                       Title: Vice President

                                   SCHEDULE 1
               PLEDGED EQUITY INTERESTS IN MATERIAL SUBSIDIARIES
                             OWNED BY LIEN GRANTORS
                             (AS OF THE DATE HEREOF)


                                 JURISDICTION                                                             NUMBER OF
                                      OF                  OWNER OF                 PERCENTAGE             SHARES OR
ISSUER                           ORGANIZATION          EQUITY INTEREST                OWNED                UNITS
----------------------           -------------         ---------------             ----------             ---------

Nortel Networks                  Thailand         Nortel Networks Limited            99.9%                 1,099,994
(Thailand) Ltd

Nortel Networks Uruguay          Uruguay          Nortel Networks Limited           100%                   350,000
S.A.

Nortel Networks de               Mexico           Nortel Networks Limited           99.8%(Series A)        499
Mexico S.A. de C.V.                                Nortel Networks Limited          100%(Series B)         342,702,723

                                                  Nortel Networks International     0.2% (Series A)        1
                                                  Corporation

Nortel Networks Malaysia         Malaysia         Nortel Networks Limited           100%                   10,000
Sdn. Bhd.

Nortel Networks                  New Zealand      Nortel Networks Limited           99.98%                 8,199
New Zealand Limited

                                                  Nortel Networks International     0.02%                  1
                                                  Corporation

Nortel Networks Chile            Chile            Nortel Networks Limited           99.9%                  39,999
S.A.
                                                  Nortel Networks International     less than              1
                                                  Corporation                       0.01%


                                     S-1-3

                                    EXHIBIT A

                               TO PLEDGE AGREEMENT

                           PLEDGE AGREEMENT SUPPLEMENT

         Pledge Agreement Supplement dated as of [THE DATE OF EXECUTION IF SUCH DATE OCCURS DURING A COLLATERAL PERIOD AND OTHERWISE ON THE FIRST DAY OF THE FIRST COLLATERAL PERIOD FOLLOWING EXECUTION] between [NAME OF LIEN GRANTOR] (the "CORPORATION") and JPMORGAN CHASE BANK, as Collateral Agent.

         WHEREAS, Nortel Networks Limited, the Subsidiary Guarantors party thereto and JPMorgan Chase Bank, as Collateral Agent, are parties to a NNL Pledge Agreement dated as of [THE FIRST DAY OF THE COLLATERAL PERIOD] (as heretofore amended and/or supplemented, the "PLEDGE AGREEMENT");

         WHEREAS, the Corporation desires to become [IS] a party to the Pledge Agreement as a Subsidiary Guarantor and Lien Grantor thereunder; and

         WHEREAS, terms defined in the Pledge Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          (a) The Corporation shall be a Subsidiary Guarantor and Lien Grantor for all purposes under the Pledge Agreement and the documents executed in connection therewith, and, as such, shall guarantee, to the extent set forth in the Pledge Agreement, the Guaranteed Obligations.

          (b) The Corporation shall (i) be bound by all covenants, agreements, acknowledgments and other terms and provisions applicable to it, as a Subsidiary Guarantor and Lien Grantor pursuant to the Pledge Agreement and the documents executed in connection therewith to the same extent, and in the same manner, as if it (in its capacity as a Subsidiary Guarantor and Lien Grantor) were an original party thereto and (ii) perform all obligations required of it pursuant to the Pledge Agreement and such other documents in such capacity.

          (c) The Pledge Agreement is incorporated into this Canadian Pledge Agreement Supplement as if set out in full herein.

          (d) The Subsidiary Guarantor hereby acknowledges that it has received and reviewed a copy (in execution form) of the Pledge Agreement (including, without limitation, all amendments, supplements and other modifications thereto) and each of the documents referred to therein (including, without limitation, all amendments, supplements and other modifications thereto).

          (e) Grant of Pledges.

                   (i) In order to secure the Secured Obligations, the Corporation grants to the Collateral Agent for the equal and ratable benefit of the Secured Parties, effective on [THE DATE HEREOF (IF SUCH DATE OCCURS DURING A COLLATERAL PERIOD) AND OTHERWISE ON THE FIRST DAY OF ANY COLLATERAL PERIOD FOLLOWING EXECUTION HEREOF] a continuing security interest in all the following property of the Corporation, whether now owned or existing or hereafter acquired or arising and regardless of where located (the "NEW COLLATERAL"):

         [DESCRIBE PROPERTY BEING ADDED TO THE COLLATERAL]

         The security interests granted by the Corporation pursuant hereto shall terminate in accordance with Section 18 of the Pledge Agreement.

                  (ii) The foregoing Pledge is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Corporation with respect to any of the New Collateral or any transaction in connection therewith.

          (f) Delivery of Collateral. On [the date of execution hereof if such date occurs during a Collateral Period and otherwise on the first day of the first Collateral Period following execution hereof] and on each Drawdown Date, the Corporation has complied with the provisions of Section 6 of the Pledge Agreement with respect to Securities and Equity Interests, in each case if and to the extent included in the New Collateral at such time.

          (g) Party to Pledge Agreement. Upon executing and delivering this Pledge Agreement Supplement to the Collateral Agent, the Corporation will become a party to the Pledge Agreement and will thereafter have all the rights and obligations of a Corporation thereunder and be bound by all the provisions thereof as fully as if the Corporation were one of the original parties thereto.

          (h) Address of Lien Grantor. The address, facsimile number and e-mail address of the Corporation for purposes of Section 21(b) of the Pledge Agreement are:

         [ADDRESS, FACSIMILE NUMBER AND E-MAIL ADDRESS OF LIEN GRANTOR]

          (i) Representations and Warranties.(1)

                   (i) The Corporation represents and warrants, on [THE DATE OF EXECUTION HEREOF IF SUCH DATE OCCURS DURING A COLLATERAL PERIOD AND OTHERWISE ON THE FIRST DAY OF THE FIRST COLLATERAL PERIOD FOLLOWING EXECUTION HEREOF] and on each Drawdown Date, that on such date it is a corporation duly incorporated, amalgamated or continued, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation, amalgamation or continuance, as the case may be, of which the Corporation has, on or prior to such date, given written notice to the Collateral Agent.

                  (ii) The Corporation represents and warrants, on [THE DATE OF EXECUTION HEREOF IF SUCH DATE OCCURS DURING A COLLATERAL PERIOD AND OTHERWISE ON THE FIRST DAY OF THE FIRST COLLATERAL PERIOD FOLLOWING THE EXECUTION HEREOF,] that execution and delivery of this Pledge Agreement Supplement by the Corporation and the performance by it of its obligations under the Pledge Agreement as supplemented hereby (i) are within its corporate or other powers, have been duly authorized by all necessary corporate or other action, (ii) except as disclosed in writing to the Collateral Agent or its counsel on or prior to such date by any NNL Company or its counsel, require no action by or in respect of, or filing with, any governmental body, agency or official other than filings for perfection of the Pledges on the New Collateral and
         (iii) do not contravene, or constitute a default under, any provision of applicable law or regulation or of its organizational documents, or of any agreement, judgment, injunction, order, decree or other instrument binding upon it except with respect to (ii) and (iii) above, any such action, filing or contravention which would not have a material adverse effect on the ability of Corporation to perform its obligations under this Canadian Pledge Agreement Supplement or the Pledge Agreement.

                 (iii) The Corporation represents and warrants, on [THE LATER OF THE DATE OF EXECUTION HEREOF IF SUCH DATE OCCURS DURING A COLLATERAL PERIOD AND OTHERWISE ON THE FIRST DAY OF THE FIRST COLLATERAL PERIOD FOLLOWING THE EXECUTION HEREOF], that the Pledge as supplemented hereby will constitute a valid and binding agreement of the Corporation, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors' rights generally and general principles of equity.

                 (iv) Each of the representations and warranties set forth in
         Section 4 and Section 6 of the Pledge is true as applied to the Corporation and the

-------
(1) Modify as needed if the Lien Grantor is not a corporation.

         New Collateral on the date required to be made under the Pledge Agreement. For purposes of the foregoing sentence, references in said Sections to a "Lien Grantor" shall be deemed to refer to the Corporation, references to "Schedules to the Pledge Agreement" shall be deemed to refer to the corresponding Schedules to this Pledge Agreement Supplement [AND] references to "Collateral" shall be deemed to refer to the New Collateral [, AND THE COLLATERAL PERIOD SHALL BE DEEMED TO HAVE COMMENCED ON THE DATE OF EXECUTION HEREOF IF SUCH DATE OCCURS DURING A COLLATERAL PERIOD AND OTHERWISE ON THE FIRST DAY OF THE FIRST COLLATERAL PERIOD FOLLOWING EXECUTION HEREOF.]

         (j) Governing Law. This Pledge Agreement Supplement shall be construed in accordance with and governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    [THE CORPORATION]


                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:

Acknowledged and agreed to by the undersigned as of the first date written above.

                                    JPMORGAN CHASE BANK,
                                    as Collateral Agent


                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:


                                    NORTEL NETWORKS LIMITED


                                    By:
                                       ---------------------------------------
                                       Name: o
                                       Title: o